UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

               [ ] Preliminary Proxy Statement
               [ ] Confidential, for Use of the Commission Only
                   (as permitted by Rule 14a-6(a)(2))
               [X] Definitive Proxy Statement
               [ ] Definitive Additional Materials
               [ ] Soliciting Material Pursuant to Section 240.14a-2

                       NAPCO SECURITY TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies: ___________

(2)  Aggregate number of securities to which transaction applies: _____________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________

(4)  Proposed maximum aggregate value of transaction: _______________

(5)  Total fee paid: ___________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                       NAPCO SECURITY TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on December 7, 2010


Dear Fellow Stockholder:

     The Annual Meeting of the Stockholders of Napco Security Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 333 Bayview Avenue, Amityville, New York, on Tuesday, December 7, 2010, at 1:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. to elect two directors to serve for a term of three years and until their successors are elected and qualified;

          2. to ratify the selection of Holtz Rubenstein Reminick LLP as the Company's independent registered public accountants for fiscal 2011; and

          3. to transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on October 29, 2010 are entitled to notice and to vote at the Meeting or any adjournment thereof.

                                             By order of the Board of Directors,



                                             Richard L. Soloway, Secretary

October 29, 2010

                 Important Notice Regarding the Availability of
                  Proxy Materials for the Stockholder Meeting
                         To be Held on December 7, 2010

Copies of this proxy statement, form of proxy card and our 2010 annual report are available at www.napcosecurity.com/2010annualmeeting.pdf. The Board recommends a vote FOR the nominated state of directors (see page 3) and FOR the ratification of the selection of Holtz Rubenstein Reminick LLP as the independent registered public accountants for fiscal 2011.

 IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE
                    ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                       NAPCO SECURITY TECHNOLOGIES, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 7, 2010

INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock") of Napco Security Technologies, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting following Fiscal Year 2010, to be held on December 7, 2010, and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy will first be mailed to the stockholders on or about November 2, 2010. A copy of the 2010 Annual Report of the Company, including financial statements, is being mailed herewith.

     Only stockholders of record at the close of business on October 29, 2010 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 19,095,713 shares of Common Stock.

     On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on Item 1, the election of two directors; Item 2, the ratification of the selection of Holtz Rubenstein Reminick LLP as the independent registered pubic accountants; and Item 3, the transaction of any other business as may properly come before the Meeting and require a vote of the stockholders.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked "ABSTAIN" with respect to ratification of the selection of the independent requested public accountants will not be voted, although it will be counted for purposes of determining whether there is a quorum.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by such "broker non-votes" will, however, be counted in determining if there is a quorum.

                 THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE
                      AND RETURN THE ENCLOSED PROXY CARD.

Item 1:  Election of Directors

     The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2013. The terms of the other two classes of continuing directors do not expire until the Annual Meetings of Stockholders after fiscal year end 2011 and 2012, respectively.

     Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Messrs. Richard L. Soloway and Kevin S. Buchel, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders in 2013 and until his successor is elected and qualified.

     Each of Messrs. Soloway and Buchel has consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

     The names of, and certain information concerning, the nominees and the continuing directors are set forth below. Also set forth below is a description of the experience, qualifications, attributes or skills that caused the Nominating Committee and Board of Directors to determine that the person should serve as one of our directors.

                                                                       Director
Name and Age                 Principal Occupation                        Since
--------------------------------------------------------------------------------
Nominees for election to
serve until Annual Meeting
of Stockholders following
Fiscal Year 2013:


Richard L. Soloway           Chairman of the Board of Directors,          1972
     (64)                    President and Secretary of the Company.

Kevin S. Buchel              Senior Vice President of Operations and      1998
     (57)                    Finance and Treasurer of the Company.



Directors to serve until
Annual Meeting of
Stockholders following
Fiscal Year 2011:


Andrew J. Wilder             Officer of Israeloff, Trattner & Co.,        1995
     (59)                    independent certified public accountants.

Arnold Blumenthal            Group Publisher Emeritus, Security Dealer    2001
     (83)                    Locksmith Ledger, Publisher Security Line
                             and Editor of MBFAA.

                                                                       Director
Name and Age                 Principal Occupation                        Since
--------------------------------------------------------------------------------
Directors to serve until
Annual Meeting of
Stockholders following
Fiscal Year 2012:


Paul Stephen Beeber          Licensed Attorney in New York State.         2004
     (66)

Randy B. Blaustein           Principal of R.B. Blaustein & Co.            1985
     (58)

Donna A. Soloway             Board of Directors of Security Industry      2001
     (62)                    Association (SIA); Chair of Awards
                             Committee; Director and Secretary of SAINTS
                             (Safety, Awareness and Independence Now
                             Through Security) Foundation, Inc.; Monthly
                             Columnist for SECURITY DEALER magazine; and Columnist for SECURITY SALES & INTEGRATION magazine. Ms. Soloway is the wife of Richard L. Soloway, the Chairman and
                             President of the Company.



                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   THE ELECTION OF MESSRS. SOLOWAY AND BUCHEL

     Mr. Soloway has been the Company's Chairman of the Board of Directors since October 1981, President since 1998, and Secretary since 1975.

          The Company believes Mr. Soloway's qualifications to serve as a director include his over forty years' experience in the security industry and his broad knowledge and understanding of the Company and its operations derived from his twenty-nine year service as its Chairman and twelve-year service as its President.

     Mr. Buchel has been Senior Vice President of Operations and Finance since April 1995 and Treasurer since May 1998.

          The Company believes Mr. Buchel's qualifications to serve as a director include his understanding of the Company and its operations derived from fifteen years as our Senior Vice President of Operations and twelve years as Treasurer.

     Mr. Wilder has been an officer of Israeloff, Trattner & Co., independent certified public accountants, since 1990.

          The Company believes Mr. Wilder's qualifications to serve as a director include extensive experience in finance and financial reporting and his corporate governance experience. Our Board of Directors has determined that Mr. Wilder is an audit committee financial expert.

     Mr. Blumenthal has been Group Publisher Emeritus, Security Dealer Locksmith Ledger, Publisher Security Line and Editor of MBFAA since 2004, V.P. of Government Security News from 2004 through 2007 and Group Publisher of Security Group of Cygnus Publishing from 1999 through 2003.

          The Company believes Mr. Blumenthal brings significant experience and knowledge of the security industry, specifically in the area of sales management, strategic planning and business development acquired during his career in the security business.

     Mr. Beeber has been a Licensed Attorney in New York State since 1970, focusing on elder law, estate planning and real estate.

          The Company believes Mr. Beeber provides practical and legal guidance, insight and perspective with regard to the operations and strategies of the Company and has a deep understanding of its products as well as its customer and supplier agreements.

     Mr. Blaustein has been has been a Principal in the accounting firm of R.B. Blaustein & Co. since December 2000 and was a Partner in the accounting firm of Blaustein, Greenberg & Co. from July 1991 to November 2000. He has been an attorney since October 1980, specializing in general business and tax matters, and author of six books and numerous articles.

          The Company believes Mr. Blaustein brings significant tax and financial expertise, including insight into complex tax issues acquired over his 30-year legal career.

     Ms. Soloway has been on the Board of Directors of Security Industry Association (SIA); Chair of Awards Committee since 1993; Director and Secretary of SAINTS (Safety, Awareness and Independence Now Through Security) Foundation, Inc.; Monthly Columnist for SECURITY DEALER magazine since 1992; and Columnist for SECURITY SALES AND INTERGRATION magazine since 2004.

          The Company believes Ms. Soloway brings significant experience and knowledge of the security industry, specifically in the areas of customer relations, marketing and sales management.

Other Directorships

     During the past five years, none of the directors or nominees has been a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940, except that Mr. Wilder was a director of YTB International, Inc.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Directors

     The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The four independent directors are Paul Stephen Beeber, Randy B. Blaustein, Arnold Blumenthal and Andrew J. Wilder.

Board Leadership Structure

     The Board does not have a policy as to whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice on the leadership structure of the Board from time to time in any manner that is in the best interests of the Company and its stockholders. Currently, and since 1998, Mr. Soloway has served as the Chairman of the Board, CEO and President.

     The Board of Directors has not elected a Lead Independent Director. Mr. Wilder, an Independent Director and Chair of the Audit Committee, leads the executive sessions of the Independent Directors.

Board Oversight of Risk

     The Company faces a variety of risks including strategic and operational risks, financial and liquidity risks, compliance risks and financial reporting risks. The Board exercises its oversight of the Company's risks through regular reports to the Board from the Chief Executive Officer, and other members of management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies.

     In addition, the Board oversees risk through oversight by the Audit Committee. The Audit Committee discusses with management the Company's policies with respect to risk assessment and risk management, including the Company's financial risk exposures and the steps management has taken to monitor and control its risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year on aspects of the Company's risk management.

Board Structure and Committee Composition

     The Board maintains three standing committees: Audit, Compensation, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

     During fiscal 2010, the Board held five meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.

     Directors are expected to attend the Company's annual meetings of stockholders. All directors attended the last annual meeting of stockholders on December 1, 2009.

     NAPCO maintains an "Investors" section on its website, www.napcosecurity.com, setting forth the Company's committee charters for the Audit, Compensation and Nominating Committees.

     Audit Committee

     The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company's financial statements, (2) the Company's independent auditor's qualifications and independence, and (3) the performance of the Company's internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company's annual proxy statement.

     The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held four meetings in fiscal year 2010. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber and Arnold Blumenthal, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.

     The report of the Audit Committee is included in this proxy statement on page 10.

     Compensation Committee

     The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company's Chief Executive Officer and other executives. The Committee determines individuals to be granted options under the Employee Stock Option Plans and Non Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plans. The current members of the Compensation Committee are Randy B. Blaustein (Chairman), Andrew J. Wilder, and Arnold Blumenthal.

     The Compensation Committee did not meet in fiscal year 2010.

     The Compensation Committee's process and procedures for considering and determining executive compensation are as follows. During fiscal 2010, Messrs. Soloway, Hevia, Carreri and Marks had employment agreements which provide for a minimum base salary and a minimum annual cost-of-living adjustment. For fiscal 2010, Messrs. Soloway, Hevia, Carrieri and Mark's salaries were determined pursuant to such employment agreements. Mr. Buchel's salary for the 2010 fiscal year was in an amount recommended by the CEO. The considerations entering into the determination by the CEO of the salary recommendation for Mr. Buchel were the CEO's subjective evaluations of the ability and past performance of Mr. Buchel and the CEO's judgment of Mr. Buchel's potential for enhancing the Company's profitability.

     The Compensation Committee's policy is that named executive officers, other than the CEO, should receive short term incentive compensation in the form of bonuses based, in part, on targeted sales and earnings recommended by the CEO. For fiscal 2010, the Company did not achieve the targeted sales and earnings levels so recommended and no bonuses were paid for fiscal 2010. The Committee's policy is generally to grant options to the named executive officers other than the CEO under the Company's stock option plans after consideration of the awards recommended by the CEO. No grants of options to the named executive officers were made in the 2010 fiscal year.

     The Committee's process includes executive sessions where the Committee meets without the presence of management. Neither the Committee nor the Company has engaged a compensation consultant.

     Nominating Committee

     The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.

     The Nominating Committee held one meeting in fiscal year 2010. The current members of the Nominating Committee are Arnold Blumenthal (Chairman), Andrew J. Wilder and Randy B. Blaustein.

Director Nomination Process

     In connection with the director selection and nomination process, the Nominating Committee reviews the composition of the Board as a whole and considers the experience, mix of skills and other qualities necessary to assure appropriate Board composition, taking into account the current Board members and specific needs of the Company and the Board. The Nominating Committee considers the requirement that at least a majority of the Board members be independent as required by applicable laws and regulations and also considers any specific expertise necessary for members of Board committees.

     The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates are screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

     The Company's general criteria for the nomination of director candidates, include the following:

          - the candidates' personal and professional ethics, integrity and values,
          - mature judgment,
          - management, accounting or finance, industry and technical knowledge,
          - demonstrated skills in his/her area of present or past professional or business responsibility,
          - an ability to work effectively with others,
          - sufficient time to devote to the affairs of the Company and
          - freedom from conflicts of interest.

     The Nominating Committee and the Board seek to identify nominees for election to the Board who, taken together, create a Board with the collective knowledge and experience, derived from the skills and experience of its individual members in a variety of areas that are important to the Company, including industry knowledge and experience, executive management, finance and strategic planning. The information as to each director set forth above on pages 4-5 includes a description of the experience, qualification, attributes or skills that were considered by the Nominating Committee and Board to determine that the individual nominee should serve as a director of the Company.

     The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominating Committee looks at the entirety of the Board and the full range of diversity, including professional experience, skills, and background. The Nominating Committee and the Board intend to implement the consideration of diversity of professional experience, skills and background through discussions at the Nominating Committee.

Stockholder Nominees

     The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

          Chair - Nominating Committee
          Napco Security Technologies, Inc.
          333 Bayview Ave.
          Amityville, NY 11701
          Attention: Kevin Buchel

Communications with the Board

     You can contact any Director by writing to such Director:

          c/o Napco Security Technologies, Inc.
          333 Bayview Ave.
          Amityville, NY 11701
          Attention: Kevin Buchel

     The Secretary will promptly forward any communication unaltered to the Director.

Policy With Respect to Related Person Transactions

     It is the Company's policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest unless approved by the Audit Committee of the Board of Directors, other than

          1.   transactions available to all employees;

          2. transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or

          3. transactions involving less than $120,000 when aggregated with all similar transactions.

     Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at the Company's website, www.napcosecurity.com, under the "Investors" caption.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's management and representatives of Holtz Rubenstein Reminick LLP ("HRR");

          2. The Audit Committee has discussed with HRR the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

          3. The Audit Committee has received the written disclosures and letter from HRR required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communication with the Audit Committee concerning independence, and has discussed with HRR, HRR's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2010 filed with the Securities and Exchange Commission.


                                                     The Audit Committee:


                                                     Andrew J. Wilder, Chairman
                                                     Paul Stephen Beeber
                                                     Arnold Blumenthal

                           COMPENSATION OF DIRECTORS

     The total fiscal year 2010 compensation of non-employee Directors is shown in the following table.

                             Director Compensation

                                      Fees Earned or    All Other
                                       Paid in Cash   Compensation    Total
           Name                           ($)(1)           ($)         ($)
         ---------------------------  --------------  ------------  ---------
           Paul Stephen Beeber (2)        $24,000           -        $24,000

           Randy B. Blaustein (2)(3)       24,000         $81,000    105,000

           Arnold Blumenthal (2)           24,000           -         24,000

           Donna A. Soloway (2)            20,000           -         20,000

           Andrew J. Wilder (2)            28,000           -         28,000

----------------------

(1) Each director who is not an employee receives $5,000 for each Board of Directors meeting attended. Mr. Wilder, as Chairman of the Audit Committee, receives $2,000 for each Audit Committee meeting attended and each of Messrs. Beeber and Blumenthal receives $1,000 for each Audit Committee meeting attended. Mr. Blaustein receives $4,000 for serving as Chairman of the Compensation Committee.

(2) At June 30, 2010, each of Messrs. Beeber, Blaustein, Blumenthal and Wilder and Ms. Soloway held outstanding options to purchase 30,000 shares of Common Stock of the Company, of which options to purchase 24,000 shares were vested and options to purchase 6,000 shares will vest on the anniversary date of grant in fiscal 2011.
(3) During the fiscal year ended June 30, 2010, the Company retained Mr. Blaustein as special counsel for certain general business and tax related matters. Fees for such services were $81,000.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 ("reporting person"), failed to file on a timely basis one or more reports during such fiscal year.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, the period during which they have served in these positions and, where applicable, their positions in any other organizations during the last five years.

                       Position and Office with the Company, Term of Office
Name and Age                    and Five-Year Employment History
--------------------------------------------------------------------------------
Richard L. Soloway     Chairman of the Board of Directors since October 1981;
     (64)              President since 1998; and Secretary since 1975.

Kevin S. Buchel        Senior Vice President of Operations and Finance since
     (57)              April 1995; Treasurer since May 1998.

Jorge Hevia            Senior Vice President of Corporate Sales and Marketing
     (52)              since May 1999; Vice President of Corporate Sales and
                       Marketing since October 1998.

Michael Carrieri       Senior Vice President of Engineering Development since
     (52)              May 2000; Vice President of Engineering Development from
                       September 1999 to May 2000.

George Marks           President, Marks USA since August 2008; President of G.
     (74)              Marks Hardware, Inc. from prior to 2004 to August 2008.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers during fiscal years 2010 and 2009 of the Company.

                           Summary Compensation Table

                                               Option      All Other
Name and                   Fiscal    Salary    Awards    Compensation   Total
Principal Position          Year       ($)     ($)(1)         ($)        ($)
------------------------ ---------- -------- ---------- -------------- --------
Richard L. Soloway, (2)    2010     $572,946        $0      $52,647    $625,593
Chairman of the Board
of Directors, President    2009      572,946         0       49,415     622,361
and Secretary

Kevin S. Buchel, (3)       2010      254,441         0        8,545     262,986
Senior Vice President
of Operations and          2009      249,776         0        9,065     258,841
Finance and Treasurer

Jorge Hevia, (3)           2010      274,400         0        9,949     284,349
Senior Vice President
of Corporate Sales and     2009      271,392         0       11,449     282,841
Marketing

Michael Carrieri, (3)      2010      241,530         0        6,095     247,625
Senior Vice President
of Engineering             2009      245,472         0       10,441     255,913
Development

George Marks, (4)          2010      295,000         0       14,602     309,602
President of Marks USA     2009      258,125   198,409       32,727     489,261

     ----------------------
     (1) Amounts reflect the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 9 to the Notes to Consolidated Financial Statements contained in the Company's Form 10-K for the year ended June 30, 2010.
     (2) All other compensation for Mr. Soloway for fiscal 2010 includes payment of health and life insurance premiums of $20,081 and automobile expenses of $32,566. All other compensation for Mr. Soloway for fiscal 2009 included payment of health and life insurance premiums of $17,101, automobile expenses of $28,861, and 401(k) match of $3,195.
     (3) All other compensation for Messrs. Buchel, Hevia and Carrieri includes payment of life insurance premiums, automobile expenses and 401K matches and for Mr. Carrieri, includes payment of health insurance premiums.
     (4) Mr. Marks was elected President of Marks USA on August 18, 2008. All other compensation for Mr. Marks for fiscal 2010 includes payment of health and life insurance premiums of $3,609 and automobile expense of $11,000. All other compensation for Mr. Marks for fiscal 2009 includes payment of health and life insurance premiums of $7,081, automobile expenses of $23,100 and 401(k) match of $2,546.

                  Outstanding Equity Awards at Fiscal Year-End

                                 Option Awards

                         Number of       Number of
                         Securities      Securities
                         Underlying      Underlying
                        Unexercised     Unexercised      Option
                          Options         Options       Exercise      Option
                            (#)             (#)          Price      Expiration
 Name                   Exercisable    Unexercisable      ($)          Date
---------------------  -------------  ---------------  ----------  ------------

Richard L. Soloway        135,000            -            $1.787     02/27/13
                          540,000            -             1.881     06/15/13
                          135,000            -             2.091     03/19/14
                           56,250            -             5.227     03/15/15
                           37,500            -            11.160     03/24/16
                           20,000          5,000 (1)       6.620     10/26/16
                           15,000         10,000 (2)       5.890     10/09/17

Kevin S. Buchel            27,000            -             1.759     12/20/12
                           27,000            -             1.900     03/19/14
                           22,500            -             5.733     11/21/15
                            4,000          1,000 (3)       6.020     10/26/16
                            3,000          2,000 (4)       5.350     10/09/17

Michael Carrieri           27,000            -             1.759     12/20/12
                           27,000            -             1.900     03/19/14
                           22,500            -             5.733     11/21/15
                            4,000          1,000 (3)       6.020     10/26/16
                            3,000          2,000 (4)       5.350     10/09/17

Jorge Hevia                27,000            -             1.759     12/20/12
                           27,000            -             1.900     03/19/14
                           22,500            -             5.733     11/21/15
                            4,000          1,000 (3)       6.020     10/26/16
                            3,000          2,000 (4)       5.350     10/09/17

George Marks               66,667         33,333 (5)       4.250     08/18/13

----------------------
(1)  Options as to 5,000 shares vest on 10/26/10.
(2)  Options as to 5,000 shares vest on each of 10/9/10 and 10/9/11.
(3)  Options as to 1,000 shares vest on 10/26/10.
(4)  Options as to 1,000 shares vest on each of 10/9/10 and 10/9/11.
(5)  Options as to 33,333 shares vest on 8/18/10.

                          Option Grants and Exercises

     No options were granted to Messrs. Soloway, Buchel, Carrieri, Hevia or Marks and none of Messrs. Soloway, Buchel, Carrieri, Hevia or Marks exercised any options to purchase Common Stock in the 2010 fiscal year.

   Employment Agreements and Potential Payments Upon Termination or Change in
                                    Control

     The Company has employment agreements with Richard L. Soloway, Jorge Hevia, Michael Carrieri and George Marks. The agreement with Mr. Soloway, entered into on June 26, 2003 for a five year period, and then year to year unless notice of termination is given at least six months prior to the end of the then applicable term, provides for a minimum annual salary to be adjusted for inflation and discretionary annual incentive compensation. Mr. Soloway's agreement contains non-compete restrictions during his employment and for one year after termination for any reason. The agreement also provides for termination payments to Mr. Soloway upon death, disability, termination by the Company other than for Cause, as defined, termination by Mr. Soloway for Good Reason, as defined, and termination by Mr. Soloway in the event of a change in control. In the event of death, the termination payment equals one year's salary payable over one year plus a bonus calculated on a pro rata basis through the end of the fiscal quarter immediately preceding death. In the event of disability, the Company must pay Mr. Soloway an amount equal to 60% of his annual salary through the term of the agreement plus his bonus on a pro rata basis through the end of the fiscal quarter preceding the sixth month of his disability. In the event the Company terminates Mr. Soloway other than for Cause or if Mr. Soloway terminates for Good Reason, the Company must pay Mr. Soloway, in a lump sum, an amount equal to three times his annual salary plus the bonus paid to him for the year prior to his termination. If during the term there should be a change in control, then Mr. Soloway is entitled to terminate his employment, and the Company is required to pay him, an amount equal to 299% of the average of the prior five calendar years' total compensation, subject to certain limitations. The Company's option plans provide for the accelerated vesting of unvested options upon a change in control.

     Had Mr. Soloway's employment terminated on June 30, 2010 after a change in control, the Company would have been required to pay him $2,229,031 pursuant to such agreement. In addition, assuming a change in control on June 30, 2010, vesting of options to purchase 15,000 shares of Company Common Stock would have been accelerated. The closing price per share of the Company's Common Stock on the NASDAQ Global Market on June 30, 2010 ($1.80) was less than the exercise prices of such accelerated options.

     Under such agreement, had Mr. Soloway's employment terminated on June 30, 2010 on account of (i) death, (ii) disability or (iii) by the Company other than for Cause, or by Mr. Soloway for Good Reason, the Company would have been required to pay him $572,946, $343,768, and $1,718,838, respectively.

     Mr. Hevia's agreement terminated in October 2010. The agreement, as amended, provided for annual salaries of $274,401 and $288,121 during fiscal 2009 and 2010, respectively, as well as certain bonus provisions based on sales and profits. Mr. Hevia's agreement provided for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or upon a change in control of the Company. Had either of such events occurred on June 30, 2010, the Company would have been required to pay him $222,595.

     Mr. Carrieri's agreement terminated in August, 2010. The agreement provided for annual salaries of $248,212 and $260,623 during fiscal 2009 and 2010, respectively, as well as certain bonus provisions based on sales and profits. Mr. Carrieri's agreement provided for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause. Had Mr. Carrieri been terminated non-voluntarily without cause on June 30, 2010, the Company would have been required to pay him $201,971.

     In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause. Had Mr. Buchel's employment been terminated on June 30, 2010 non-voluntarily without cause, the Company would have been required to pay him $197,335 pursuant to such severance agreement.

     In the event of a change in control on June 30, 2010, vesting of options to purchase 9,000 shares would have been accelerated for each of Messrs. Hevia, Carrieri and Buchel, and options to purchase 33,333 shares would have been accelerated for Mr. Marks. The closing price per share of the Company's Common Stock on the NASDAQ Global Market on June 30, 2010 ($1.80) was less than the exercise prices of such accelerated options.

     Each of the agreements with Messrs. Hevia, Carrieri and Buchel contains non-compete restrictions for three years after the employee's termination of employment.

     The agreement with Mr. Marks, entered into on August 18, 2008 for a five-year period, unless earlier termination after the third anniversary by either party on ten days' notice, provides for an annual salary of $295,000. At any time after the second anniversary date of the agreement, the Company or Mr. Marks may elect to convert Employee's employment to that of consultant for which Mr. Marks shall receive compensation equal to $118,200. The agreement contains non-compete restrictions for seven years after employee's termination of employment.

                              Certain Transactions

     On August 18, 2008, pursuant to an Asset Purchase Agreement, the Company acquired all of the assets and business of G. Marks Hardware, Inc. for $25 million, the repayment of $1 million of bank debt and the assumption of current liabilities. George marks, currently a named executive officer of the Company, owned all of the outstanding capital stock of G. Marks Hardware, Inc.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table, together with the accompanying footnotes, sets forth information as of October 29, 2010, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group.

                                      Amount and Nature of         Percent of
Beneficial Owner                    Beneficial Ownership (1)    Common Stock (2)
--------------------------------------------------------------------------------
Richard L. Soloway                           6,946,410                 34.7%
   c/o the Company
   333 Bayview Avenue
   Amityville, NY 11701

Alexander Capital Advisors LLC               2,010,562                 10.5%
   111 Elm Street
   New Canaan, CT 06840(3)

Riverbridge Partners LLC                       980,099                  5.1%
   Midwest Plaza West Suite 600
   Minneapolis, MN 55402(4)


Kevin S. Buchel                                364,183                  1.9%

Jorge Hevia                                    270,750                  1.4%

Michael Carrieri                               193,000                  1.0%

Andrew J. Wilder                               115,920                     *

Randy B. Blaustein                             110,550                     *

George Marks                                   100,000                     *

Donna A. Soloway                                33,960                     *

Paul Stephen Beeber                             11,200                     *

Arnold Blumenthal                                9,375                     *

All executive officers and                   8,155,348(5)              41.0%
directors as a group
(10 in number)

----------------------
*    Less than 1%
(1) This number includes the number of shares that a person has a right to acquire within sixty (60) days (Soloway - 948,750, Buchel - 85,500, Hevia - 85,500, Carrieri - 85,500, Marks - 100,000, Wilder - 4,800, Blaustein -
     4,800, D. Soloway - 4,800, Beeber - 4,800, and Blumenthal - 4,800).
(2) Percentages for each person or the group are computed on the basis of 19,095,713 shares of Common Stock outstanding on October 29, 2010, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.
(3) Based on information set forth in Form 13G filed with the Securities and Exchange Commission reporting as of July 31, 2010.
(4) Based on information set forth in Form 13F filed with the Securities and Exchange Commission reporting as of June 30, 2010.
(5) This number of shares includes (i) 6,826,098 shares as to which officers and directors have sole voting and investment power, and (ii) 1,329,250 shares that officers and directors have the right to acquire within sixty
     (60) days.

Item 2: Proposal to Ratify the Selection of Independent Registered Public Accountants

     Holtz Rubenstein Reminick LLP ("HRR") served as our independent registered public accountants during fiscal 2010 and has been selected, subject to ratification by our stockholders at this Annual Meeting, to serve as our independent registered public accountants for fiscal 2011. HRR has audited our financial statement since fiscal 2009. A representative of HRR will be present at the annual meeting, with an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     If the selection of HRR is not ratified, or if before the next Annual Meeting of Stockholders it declines to act or otherwise becomes incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent registered public accountants whose engagement for any period after the next annual meeting will be subject to stockholder approval at that meeting.

     On December 15, 2008, the Company engaged HRR as the independent registered pubic accounting firm for the Company and its subsidiaries replacing Marcum LLP, formerly Marcum & Kliegman LLP ("M&K"), who were dismissed on the same day. The change was approved by the Audit Committee of Board of Directors of the Company. The Company had not consulted with HRR during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor for the fiscal year 2009 regarding the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statement or regarding any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulations S-K.

     M&K was engaged as the Company's independent accountants on December 15, 2003. M&K's reports on the Company's financial statements for fiscal 2007 and 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

     During the Company's fiscal year ended June 30, 2008, and any subsequent interim period, there were no disagreements between the Company and M&K on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures.

     During the Company's fiscal year ending June 30, 2007, there were disagreements between the Company and M&K relating to Management's estimate of the reserve required for slow-moving or obsolete inventory, reclassification of certain inventories to non-current and Management's estimates used to capitalize certain indirect labor costs into inventory. All of the foregoing disagreements were resolved to M&K's satisfaction.

     As reported in the Auditors Report on Internal Controls over Financial Reporting included in the Company's Forms 10-K for the fiscal years ended June 30, 2007 and 2008, M&K advised the Company that certain of its internal controls over financial reporting were not effective.

     The Company's Audit Committee discussed the subject matter of each of the above with M&K.

     The Company authorized M&K to respond fully to HRR concerning the subject matter of each of the above.

     Each of HRR and M&K has informed the Company that it does not believe that the statements made by the Company with respect to the change in accountants are incomplete or incorrect.

Principal Accountant Fees

     The fees billed for professional services for fiscal year 2010 by HRR and for fiscal year 2009 by HRR and by Marcum & Kliegman LLP ("M&K"), the Company's former independent auditors, for professional services were as follows:

                                  Fiscal Year 2010      Fiscal Year 2009
                                --------------------  --------------------
       Audit Fees (1)                 $200,400              $209,625
       Audit Related Fees (2)             -                   20,000
       Tax Fees                           -                     -
       All Other Fees (3)               12,500                63,500

----------------------
(1) Includes audit of financial statements, SAS 100 reviews and consultations for 2010 and 2009.
(2) Includes consent of M&K for inclusion of their audit opinion for fiscal 2008 in the Form 10-K for fiscal 2009.
(3) Includes services related to the audit of the Company's employee benefit plan for the plan years ended December 31, 2010 and 2009, review of the Company's Form 8-K filings in for its Marks acquisition in the first quarter of fiscal 2009 and review of the Company's Form 8-K for the change in accountants in the second quarter of fiscal 2009.


     The Audit Committee has considered whether the provision of the services described above under the headings "All Other Fees" is compatible with maintaining the auditor's independence and determined that it is. In fiscal year 2009, 100% of "All Other Fees" were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
                          AND NOMINATION OF DIRECTORS

     From time to time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the 2011 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2011 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 333 Bayview Avenue, Amityville, New York 11701, not later than July 1, 2011. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2011 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than September 14, 2011.

     Pursuant to the Company's by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company not less than sixty (60) days prior to the date of meeting.

                            EXPENSES OF SOLICITATION

     The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Dated: October 29, 2010

                                             By Order of The Board of Directors



                                             Richard L. Soloway, Secretary


     Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company's Annual Report on Form 10-K for 2010, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, Napco Security Technologies, Inc., 333 Bayview Avenue, Amityville, New York 11701. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing such exhibits may be charged.

     All stockholders are urged to fill in, sign and mail the enclosed proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

                       NAPCO SECURITY TECHNOLOGIES, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of NAPCO SECURITY TECHNOLOGIES, INC. hereby appoints Messrs. Richard L. Soloway and Kevin S. Buchel, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company, to be held on Tuesday, December 7, 2010 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.

     This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO (2) DIRECTORS (ITEM 1); FOR THE RATIFICATION OF THE SELECTION OF HOLTZ RUBENSTEIN REMINICK LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (ITEM 2); AND AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION AND IN THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked at any time prior to the voting thereof.


                   (Please date and sign on the reverse side)

                                     PROXY

The Board of Directors recommends a Vote FOR Item 1 and Item 2.

Item 1.  Election of Two Directors:


                               Richard L. Soloway
                           FOR [  ]     WITHHOLD [  ]

                                Kevin S. Buchel
                           FOR [  ]     WITHHOLD [  ]


Item 2. Ratification of the Selection of Holtz Rubenstein Reminick LLP as independent registered public accountants.


                      FOR [ ]    AGAINST [ ]    ABSTAIN [ ]




Dated: ________________            ____________________________
                                   Signature or Signatures


                    Please sign exactly as your name appears
                    at the left. Executors, administrators,
                   trustees, guardians, attorneys and agents
                    should give their full titles and submit
                   evidence of appointment unless previously
                furnished to the Company or its transfer agent.


                 Important Notice Regarding the Availability of
                  Proxy Materials for the Stockholder Meeting
                         To be Held on December 7, 2010


Copies of the proxy statement, form of proxy card and our 2010 annual report are available at www.napcosecurity.com/2010annualmeeting.pdf.